SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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CONSOLIDATED-TOMOKA LAND CO.
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The following shareholder presentation was issued by Consolidated-Tomoka Land Co. on April 26, 2017.

We’re Picking Up Speed 2017 Annual Shareholders Meeting CVS, Dallas, Texas April 26, 2017 (NYSE MKT: CTO)

PART III Forward Looking Statements Forward Looking Statements If we refer to “we,” “us,” “our,” or “the Company,” we mean Consolidated-Tomoka Land Co. and its consolidated subsidiaries. Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future Company actions and developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include uncertainties associated with the closing of pending land transactions or other dispositions of assets, including the likelihood, timing, and final transaction terms thereof, the estimate of the cost of completing improvements affiliated with certain investments, the impact of permitting or other transactional activities on the total estimated gain for land sales, as well as the timing of the recognition of such gains, our ability to obtain necessary governmental approvals for our land transactions or to satisfy other closing conditions, the ability to execute share repurchase transactions, the completion of 1031 transactions, the ability for the Company to convert to a real estate investment trust, the costs of improvements for the Golf Operations assets, the ability to achieve certain leasing activity including the timing and terms thereof, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Endnote references (A) through (J) provided in this presentation are defined on Slide 43 2

About CTO Consolidated-Tomoka Land Co. (NYSE: CTO) is a 107-year old Florida-based publicly traded real estate company, which owns a high-quality portfolio of income investments in diversified markets in the United States including:  1.9 million sq. ft. of income properties  8,200 acres of undeveloped land in Daytona Beach, Florida, of which approximately 26% is under contract to sell (A)  $24 million commercial loan investments Public Since 1969  Paid Dividend Since 1976 3

PART I CTO’s Strategy Under current management. - sold 2,599 acres of land (1) with additional ≈ 2,100 acres under contract (2) Portfolio value of >$300 million with more than $21 million in NOI (2), growing free cash flow In strong, high-growth markets like Raleigh, Santa Clara, Dallas, and Austin Monetizing land at prudent pace, converting to income, increasing free cash flow Consistent leverage policy < 40% of TEV, currently approximately 33% Repurchased $19.1 million since 2012(1) – accretive to NAV, doubled annual dividend and moved to quarterly payment Aligned compensation, annually elected board, large percentage of NEOs net worth in CTO stock Consistently Executed Since 2011 (1)From 2012 to April 25, 2017 (2)As of April 25, 2017 4 Commitment to Governance and Alignment Return Capital to Shareholders Efficient Overhead - Conservative Balance Sheet Grow NAV and Narrow Discount of Stock Price to NAV Grow, Improve, Enhance and Diversify Convert into Income Monetizing Land (Using 1031 structure)

PART I Stock Price Performance vs Peers & Indexes 5 Year Return Vs. Peer Group & Indexes, (3/6/2012– 3/6/2017) 150 120 Consolidated-Tomoka Land Co. Russell 2000 90 MSCI REIT Index 2017 Peer Group 60 30 0 -30 3/2012 9/2012 3/2013 9/2013 3/2014 9/2014 3/2015 9/2015 3/2016 9/2016 3/2017 Vs. Land Companies, (3/6/2012– 3/6/2017) 150 Consolidated-Tomoka Land Co. St. Joe 120 Forestar Tejon Ranch 90 60 30 0 -30 -60 3/2012 9/2012 3/2013 9/2013 3/2014 9/2014 3/2015 9/2015 3/2016 9/2016 3/2017 12% Annualized Return 5 6.04% (11.96%) (19.02%) 91.19% 69.16% 77.51% 88.63% 91.19%

PART I Highlights of Performance 2016 Year in review Monetizing land Sold over 700 acres for ≈ $14 million Acquired 10 properties, ≈$86.7 million, average investment cap rate ≈6.3% Investing in income properties Sold ≈$74.3 million of income properties, ≈$11.3 million profit, ≈5.8% blended exit cap rate Recycling capital Book value Grew by nearly 14% to ≈ $25.97 per share Earnings per share (basic) $2.86 per share, highest in Company history Repurchased 151,453 shares for $7.4 million, average price of $49.07 per share Share buyback Moved from semi-annual to quarterly, doubled the annual dividend level to $0.16 per share Dividend Leverage Ended 2016 at ≈ 33% based on net debt to TEV Executing our Strategy  Focused on Shareholder Value 6

PART I Performance in Perspective Since becoming public in 1969 $2.86: 2016 Highest Earnings (per share) in Company History $19.1(1) million: Total buybacks since 2012, most in Company History Notable Firsts 1st Tanger Outlet development in state of Florida 1st Latitude Margaritaville in United States 1st Buc-ee’s outside state of Texas 1st Distribution center for national grocer in Southeastern United States Transforming CTO  CTO Transforming Daytona (1)From 2012 to April 25, 2017 7

Track Record of Strong Operating Results Annual Results for 2012 – 2016 2016 Highest EPS in CTO History Total Revenues ($000’s) Basic Earnings Per Share $2.86 $80,000 $3.00 $71,075 $2.50 $60,000 $2.00 $36,057 $40,000 $1.50 $1.00 $20,000 $0.50 $-$0.00 2012 2013 2014 2015 2016 2012 2013 2014 2015 2016 Operating Income ($000’s) Book Value Per Share $37,320 $30.00 $40,000 $25.97 $22.81 $25.00 $21.83 $20.53 $30,000 $19.58 $20.00 $15.00 $20,000 $10.00 $10,000 $5.00 $0.00 $-2012 2013 2014 2015 2016 2012 2013 2014 2015 2016 Consistent Growth in Key Metrics 8 $20,269 $12,593 $6,279 $864 $42,998 $26,070 $16,581 $1.44 $1.11 $0.64 $0.10

PART I CTO Snapshot As of March 31, 2017 (unless otherwise noted) Operating Segments Land Holdings (2) Subsurface Interests (2) Income Properties Loan Investments from 2014 - 2016 Converting Land to Income  Growing Cash Flow (1) As of April 25, 2017 (2) Land holdings and subsurface interests are part of the real estate operations segment 9 $8.5 million in Revenue NOI = $2.1 million Average Yield 9.1% $24 million principal Max. Maturity  1.8 yrs. NOI 21.1 million (D) Value at 6.0% - 6.5% Cap Rate (H) = $325 million - $352 million With 26% 2,100 Acres Under Contract $80.0 million (1)(A) Avg. Price $38k/acre 500,000 Acres 3 Loans Hotel & Retail 34 Properties (1) ≈1.9 million Sq. Ft. (1) Retail and Office 8,200 Acres Undeveloped Land Closing Price (1) $56.08 Annual Dividend$0.16 52-Week High (1) $56.74 52-Week Low (1) $44.48 Shares Outstanding (1) 5.652 million Average Daily Trading Volume (1) 12,121 Equity Market Cap (1) $316.9 million Debt (G) $161.8 million Total Enterprise Value (‘TEV’) (1) (G) $478.7 million Cash (including 1031 restricted cash)$8.5 million Leverage (net debt to TEV) (1) (G) 32.0%

Momentum Monetizing Land Monetizing Land With Tax Deferred Strategy Annual Land Sales for 2005 – 2016, YTD 2017 & Pipeline (A) as of 4/25/17 (Land Sales in $000’s) Current Management Team $100,000 2005 – 2011 Total Sales  $86.7mm Acres Sold  1,077 2012 – YTD 2017 Total Sales  $84.8mm Acres Sold  2,599 $80,003 $80,000 $60,000 $40,000 $36,205 $36,097 $20,000 $618 $0 $0 $0 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 YTD 2017 Pipeline Dramatic Acceleration Monetizing Land 10 7 years5+ years Current CEO Hired August 2011 $20,703$23,095$22,529 $13,759 $8,807 $4,258$2,502$2,990

Analysis of Price/Acre (since 2012) NORTH AMER DEV. GP. BUC-EE'S RACETRAC INTRACOASTAL SPECIALTY GROCER COMMERCIAL E-95 TRANSACTION 6 TANGER SAM'S NORTH AMER. DEV GP. SUPERWASH VOLUSIA ORTHO COMMERCIAL W-95 CARMAX COMMERCIAL W-95 INTEGRA NORTH AMER DEV. GP. HALIFAX HUMANE SOC. VANTRUST - B. BRAUN DISTRIBUTION CENTER COMMERCIAL W-95 VOLUSIA ORTHO RESIDENTIAL E-95 MINTO SALES CTR. P&S PAVING RESIDENTIAL E-95 TOP BUILD HQ $454,500 $381,800 ,700 00 ,400 00 00 $246,200 0 Sales Price & Avg. Price Per Acre in $000’s) $177,200 $168,500 $160,000 158,600 $138,700 $127,900 $117,000 $103,000 900 ,300 $62,100 ,600 7,200 $34,900 Average Price $29,800 $21,300 per Acre $34.9k MINTO 2 MINTO I ICI HOMES RESIDENTIAL E-95 ICI HOMES $18,600 7,200 $12,400 $11,100 $9,600 $-$50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 $450,000 $500,000 Demonstrating Value  Value Indicators for Remaining Land Holdings Under Contract as of April 25, 2017 (A) 11 TRANSACTION 3 $400,000 East Wes of I-95 t of I-95 $ 316,800 ( $296 $274,4 $253 $249,2 $248,6 $245,00 $210,000 $ East of I-95 West of I-95 Total Residential Commercial Total Average Price Per Acres Sales Price Acre 484 $ 84,124 $ 174.0 4,236 $ 80,429 $ 19.0 $97, 4,720 $ 164,553 $ 34.9 $83 Average Price Per Acres Sales Price Acre $45 4,240 $ 73,572 $ 17.4 480 $ 90,981 $ 189.6 $3 $1 4,720 $ 164,553 $ 34.9

(A) Pipeline of Potential Land Sales As of April 25, 2017 8 Different Buyers; 26% of Remaining Land Total Acres West of I-95 Approx. 7,100 Acres Total Acres East of I-95 Approx. 1,100 Acres Contract Amount (rounded) Price per Acre (rounded) Contract/Parcel Acres Timing 7 North Amer. Dev Grp 82 $20.2mm $246,000 ’17 – ‘18 Buc-ee’s 35 $14.0mm $400,000 ’18 – ‘19 Commercial 22 $5.6mm $253,000 ’17 – ‘18 Specialty Grocer 9 $2.7mm $300,000 ’18 – ‘19 Commercial – Option Parcel 13 $2.0mm $160,000 ‘17 Totals/Average 2,100 $80.0mm $38,000 Substantial Pipeline for Continued Growth 12 Commercial/Retail SF – Single Family; AR – Age Restricted 8 3 7 6 8 2 5 4 4 5 6 1 Minto (AR Residential)1,686$31.4mm$19,000’18 - ‘19 ICI (SF) – Option Parcel146$1.4mm$10,000’18 - ‘19 Residential (SF)129$2.8mm$21,000’18 - ‘19 3 2 1

(A) Land Under Contract (Phase II) Phase I Sold in Q1 2017 1,686 Total Acres $31.4mm Sales Price $19,000 Price Per Acre ‘18 – ‘19 Expected Closing Age Restricted Residential  First Latitude Margaritaville in U.S. 13 Land Sold by CTO Since 2012

(A) Land Under Contract Tomoka Total Acres Town Center 82 $20.2mm Sales Price $246,000 Price Per Acre ‘17 – ‘18 Expected Closing Big Box Power Center  Expected Development 2018 14 Land Sold by CTO Since 2012

(A) Land Under Contract 35 Total Acres $14.0mm Sales Price $400,000 Price Per Acre ‘18 – ‘19 Expected Closing Commercial/Retail  First Buc-ee’s Outside Texas 15 Land Sold by CTO Since 2012

(A) Land Under Contract Rendering of typical Buc-ee’s Location Rendering is representative of a typical Buc-ee’s location not intended to represent the actual rendering for the Daytona Beach location Commercial/Retail  First Buc-ee’s Outside Texas 16

(A) Land Under Contract 9 Total Acres $2.7mm Sales Price $300,000 Price Per Acre ‘18 – ‘19 Expected Closing Commercial/Retail  National Specialty Grocer 17 Land Sold by CTO Since 2012

(A) Absorption of Land West of I-95 Contract Amount or Est. Value per Acre E 1,053 Acres Parcel Use Est. Timing A 1,686 Acres D 2,366 Acres B 146 Acres C 129 Acres Largest Area of Land Holdings 18 Land Sold by CTO Since 2012 A Residential $31.4mm ‘18 – ‘19 B Residential $1.4mm ‘18 – ‘19 C Residential $2.8mm ‘18 – ‘19 D Mitigation Bank $5k - $12.5k ‘18 – ‘19 E Residential $15k - $20k TBD

Tanger· Outrets BI BRAUN SHARING EXPERTISE " VanTrust REAL ESTATE LLC ToBuild Home Services-am·s Since 2012 - CONSOLIDATED leJI TOMOKA S CLUB

PART I Attracting High Quality Companies Total Investment in Development (1) Jobs (1) Open Date (1) Use Year Sold Acres Auto Dealership 2013 6 $5 Million 50 Oct ‘16 Distribution Center 2014 76 $ 85 Million 500 Jun ‘15 Outlet Mall 2015 39 $100 Million 900 Nov ‘16 Building Supply 2014 21 $ 10 Million 250 Jan ‘17 Multi-Family 2015 15 $ 25 Million 30 Dec ‘16 Warehouse Club 2015 18 $ 25 Million 120 TBD Mixed-Use Retail 2015/2016 42 $ 30 Million 100 TBD Residential 2016 604 $250 Million 300 TBD Age-Restricted Residential 2016/2017 1,586 $500 Million 1,000 Q1 ‘18 Distribution Center 2017 28 $25 Million 50 Q1 ‘18 >$1 Billion of Investment  ≈ 3,500 Jobs (1) Estimates primarily based on publicly available information 20 DISTRIBUTION CENTER

PART APPEINDIX Development Status - Buyers of CTO Land As of April 25, 2017 Phase I Sold in Q1 2017 <2 miles To <1 mile To 3,400 Total Units 2018 Expected delivery Development Underway  First Lots Expected 2018 21

As of April 25, 2017 Sold in Q4 2016 LAND COMPANY Multi-Family Residential• 263 Apartments I 22 -CONSOLIDATED leJI TOMOKA

Diversified High Quality Portfolio As of April 25, 2017 Total Portfolio – Annual NOI(D) ≈ $21.1mm Largest Markets (D) Approx. 43% of NOI from Investment Grade Tenants (I) Portfolio Mix (D) Different Industries in Tenant Mix 44% 37% 56% 63% Investment Grade Tenants (I) Single‐TenantMulti‐Tenant Office Retail Different States Stronger Real Estate  Diversified  Majority Rent Escalations 23 11 11 15 City% of NOI Raleigh16.4% Santa Clara10.7% Jacksonville9.2% Orlando9.1% Sarasota7.4% All Other47.2%

Diversified High Quality Portfolio As of April 25, 2017 Other 6.2% Boston Reno 2.2% Raleigh 16.4% 2.7% Seattle 2.7% Dallas 4.0% 245 Riverside Ave. Jacksonville, FL Wells Fargo Raleigh, NC 3600 Peterson Santa Clara, CA Century Theatre Reno, NV Charlotte 4.3% Santa Clara 10.7% Houston 4.4% CVS Dallas, TX Rite Aid Renton, WA Jo-Ann Fabrics Saugus, MA Big Lots Germantown, MD Fort Worth 4.6% Jacksonville 9.2% Phoenix 4.8% Daytona Beach 5.3% Orlando 9.1% Carrabba’s Austin, TX Bank of America Monterey, CA Whole Foods Sarasota, FL Container Store Phoenix, AZ Atlanta 6.1% Sarasota 7.4% Income Properties ≈1.9 million Wtd./ Avg. Lease Term Markets Dick’s Sporting Goods McDonough, GA Outback Steakhouse Charlottesville, VA Westcliff Shopping Center Fort Worth, TX Hilton Grand Vacations Orlando, FL Stronger Real Estate  Geographic and Tenant Diversification 24 7.7 19 SF 34

Portfolio Transformation More Than Doubled NOI While Diversifying and Upgrading Portfolio 5 Other 10.7% Arizona 4.8% Florida 31.0% Florida 60.4% Georgia 6.1% Georgia 21.4% 2011(1) 2017(2) California 12.1% North Carolina 18.2% North Carolina 20.6% Texas 14.7% 589,000 1,866,000 Total Square Feet Total Square Feet $20.9mm (3) $9.1mm Total NOI (annualized) Total NOI (annualized) 29 34 Properties Properties 6 0 Properties vacant/subleased Properties vacant/subleased Transforming  Diversifying  Growing (1) (2) (3) Year 2011 as of August 11, 2011 Year 2017 as of April 25, 2017 Excludes billboard income 25

Relationships Matter

CBRE | OAKTREE | CH Capital Partners | Stan Johnson Company (The Net Lease Authority) | HFF Holliday Fenoglio Fowler, L.P.

Colliers International | JLL | Eastdil Secured | Mid-America | Blackstone | Ten-X

Newmark Grubb Knight Frank | Faris Lee Investments | Avison Young | Cushman & Wakefield (Global Real Estate Solutions) | The Shopping Center Group

Bank of America | Bloomin' Brands Inc | Highwoods Properties | ddr | Capital Pacific

National Retail Properties NYSE:NNN | Realty Income (The Monthly Dividend Company) | Casto | Barclays

Marcus & Millichap Real Estate Investment Services | JPMorganChase | Phoenix Commercial Advisors Commercial Real Estate Services

CTO is a Trusted Counterparty

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Opportunistic Investments in Income

The Beach Parcel

6.04 acres Daytona Beach

Near Term Investment:
2 Single Tenant Properties (restaurants)

LANDSHARK Bar & Grill

COCINA | 214 RESTAURANT & BAR

- Expected opening Q1 2018
- Total estimated investment: $16.8 million



$6.0M(F)
$10.8M
Est. development costs
Land

- Prior owner (developer) acquired the land in 2007 for approximately $34.5 million
- Received entitlement for 1 million sq. ft.

Both Leases Executed (1)

Targeted investment yield (near term investment):
7% - 11% unlevered

The Grove at Winter Park

≈112,000 sq. ft situated on 14.35 acres

New Anchor Tenant

24 FITNESS

Opened February 2017

20 year lease on outparcel with

Wawa

- Effectively vacant property at acquisition
- Total estimated investment: $12.5 million



$3.1M(F)
$9.4M
Initial Investment
Est. renovations + tenant improvements(F)

- Currently **56% Leased** (1)
- Active negotiations could increase occupancy to 70% near term

Potential stabilized yield:
8%-10% unlevered

Finding Opportunistic Value ● Creating Favorable Returns

(1) As of April 25, 2017

CT CONSOLIDATED TOMOKA
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Opportunistic Investments in Income As of April 25, 2017 The Beach Parcel 6.04 acres Daytona Beach Daytona Beach Pier Finding Opportunistic Value  Creating Favorable Returns 28

The Beach Parcel 6,000+ sq. ft. - LandShark Bar & Grill Finding Opportunistic Value • Creating Favorable Returns I 29 -CONSOLIDATED leJI TOMOKA

The Grove - Before and After Finding Opportunistic Value • Creating Favorable Returns I 30 -CONSOLIDATED l . TOMOKA

Potential Redevelopment Opportunities Potential for Redevelopment Property Site Size Current Improvements 0.91 Acres CVS single story Approx. 400,000 sq. ft. Dallas, Texas Bank of America Monterey, California Up to 4 stories, or multiple Single tenant properties 1.26 Acres BofA branch (2 story) 5.24 Acres 76,000 sq. ft. Office (single story) Approx. 177,000 sq. ft. Santa Clara, California Beach Parcel Daytona Beach, Florida 6.08 Acres Two 6,000+ sq. ft. Restaurants 900 Units – 1.2 million sq. ft. 40.33 Acres 450,000 sq. ft. Office Additional 250,000 sq. ft. Raleigh, North Carolina Additional Opportunity to Create Value 31 Wells Fargo 3600 Peterson Way CVS Pharmacy

Fastest Growing MSA’s in U.S. As of August 2016 Population Size Orlando - Kissimmee - Sanford 4.4% 1,213 Seattle - Tacoma - Bellevue 3.7% 1,974 San Jose - Sunnyvale - Santa Clara 3.6% 1,087 Dallas - Ft. Worth - Arlington 3,532 Denver - Aurora - Lakewood 1,455 Tampa - St. Petersburg - Clearwater 1,288 Portland - Vancouver - Hillsboro 1,145 Atlanta - Sandy Springs - Roswell 2.7% 2,668 Charlotte - Concord - Gastonia 2.6% 1,133 San Francisco - Oakland - Hayward 3,246 Miami - Ft. Lauderdale - West Palm Bch. 2,559 Washington DC - Arlington - Alexandria 2,331 Riverside - San Bernardino - Ontario 1,946 Baltimore - Columbia - Towson 1,400 Phoenix - Mesa - Scottsdale 1,376 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Exposure to High Growth Markets Source: Bureau of Land Statistics 32 3.4% 3.2% 3.1% 2.9% 2.4% 2.4% 2.4% 2.3% 2.3% 2.3% CTO Investment

How CTO’s Portfolio Stacks Up 3-Mile Population (1) Implied Cap Rate (2) 100,000 10.0% 85,355 7.5% 80,000 7.1% 58,580 5.6% 54,502 53,043 60,000 51,526 51,452 4.9% 5.0% 40,000 20,000 0 0.0% CTO NNN O ADC VER SRC CTO NNN O ADC VER SRC 3-Mile Median Household Income (1) 3-Mile Avg. Household Income (1) $80,000 $100,000 $63,192 $78,877 $80,000 $71,810 $56,085 $70,623 $54,953 $67,870 $60,000 $67,396 $53,087 $66,391 $52,473 $51,669 $60,000 $40,000 $40,000 $20,000 $20,000 $0 $0 CTO NNN O ADC VER SRC CTO NNN O ADC VER SRC Stronger Demographics  Higher Density 1.Source: FBR & Co., SNL Financial, Inc. 2.Source: BMO Capital Markets as of 4/21/17 33 5.9%

Top Tenants versus Peers 13.4% 7.0% 10.5% 5.5% BBB+ 3.3% 0.0% 5.0% 10.0% 15.0% 0.0% 5.0% 10.0% 15.0% 0.0% 5.0% 10.0% 15.0% Better Credit  Better Real Estate Source: FBR & Co., SNL Financial, Inc. % reflects percentage of NOI 34 AA-BB+ 7.5% BBB-6.0% A 4.4% BBB AA 4.3% A 3.2% NR 2.8% NR 2.7% BBB BBB BBB 4.2% B+ 4.0% BB+ 3.8%

Commercial Loan Investments $24 Million Portfolio at March 31, 2017 Weighted Avg. Yield 9.1% Maximum Maturity 1.8 Years DFW HYATT SOUTHGATE MALL GLENN HOTEL $10.0mm Mezzanine Loan Dallas, TX Rate: LIBOR + 725 Maturity: Sept. ’17 Max Maturity: Sept ‘19  $9.0mm B-Note Sarasota, FL Rate: LIBOR + 750 Maturity: June ’17 Max Maturity: June ’18 $5.0mm Mezzanine Loan Atlanta, GA Rate: 12% fixed Maturity: Feb ’19 Max Maturity: Feb ‘19                              Strong Yields  Short Duration 35

Golf Operations LATITUDE MARGARITAVILLE 3,400 Homes Radius of <5 miles Fee simple interest in 100% of operations Existing Homes at LPGA International & Bayberry I ≈1,000 Homes >700 acres of land Two 18-Hole Championship golf courses 80,000 sq. ft. practice area (3-hole practice course) 18,000 sq. ft. clubhouse (full service restaurant) Home of the Ladies Professional Golf Association ICI HOMES ≈1,100 Homes Membership Count 391 392 400 366 355 300 200 100 0 2012 2013 2014 2015 2016 Q1 2017 Membership Growth Right Around the Corner (J) 36 307 253

Liquidity & Leverage As of March 31, 2017 Liquidity Position ($ in 000’s) 85% of Debt at Fixed 62% Unsecured rate Debt Schedule ($ in millions) Credit Facility Convertible Notes CMBS Loan CMBS Loan Mortgage Loan Total $ 50.5 - - - $ 24.5 75.0 30.0 7.3 2.96% (3) 4.50% 4.33% 3.66% 1.3 3.0 17.6 (4) 0.9 - 25.0 3.17% (5) 4.1 $ 50.5 $ 161.8 3.99% 5.5 1. 2. 3. 4. 5. Total Commitment of Credit Facility = $75 million Amount Outstanding at face value for Convertible Notes Stated rate = 30-Day LIBOR plus 135-225 bps Maturity includes first 10 years I/O Variable Rate Mortgage Loan fixed with Interest Rate Swap Attractive Rates  Primarily Unsecured  Flexibility 37 Borrowing BaseAmountMaturity in Capacity (1)Outstanding (2)RateYears

G&A Expense vs Peers G&A Expenses vs Peers(1) For Year Ended December 31, 2016 14 Employees – Avg. Tenure 6 years 7 Board members (% of Total Enterprise Value) 4% 3.4% 3% 2% 1% 0% Peer Group Average(1) Land Co. Average (3) CTO (reported) CTO (Adj Basis) (2) Peer Grp <$750mm TEV (1) Peer Grp >$750mm TEV (1) Cost Efficient (In-Line with Peers) Despite Activist Costs (1) (2) (3) 2017 Peer Group. Excludes peer companies that are not December 31st year-end and Preferred Apartments which is an externally advised REIT Adjusted for ≈ $1.5 million in legal, accounting, director fees and other expenses associated with Board’s investigations of allegations by Wintergreen that were ultimately determined to be baseless and meritless Land companies in CTO peer group: JOE, TRC, FOR 38 2.8% 2.2% 1.9% 2.2% 1.6%

Returning Capital to Shareholders Cumulative From 2012 Through April 25, 2017 Cumulative $ Repurchased Cumulative Shares Purchased 400,000 $16,000,000 320,000 $12,000,000 240,000 $8,000,000 160,000 $4,000,000 80,000 $-0 2012 2013 2014 2015 2016 YTD 2017 Opportunistically Repurchasing  Accretive to NAV 39 Buybacks per Year$ Amount# of Shares 2012$453,65414,634 2013$--$19,103,571 2014$927,91325,836 2015$6,484,844119,403 2016$7,431,896151,453 $15,298,307 YTD 2017$3,805,26472,548 Total$19,103,571383,874 $7,866,411 $453,654$453,654

Board of Directors John J. Allen President, Allen Land Group, Inc. and Mitigation Solutions, Inc. Howard C. Serkin Chairman, Heritage Capital, Inc. John P. Albright President & Chief Executive Officer, Consolidated-Tomoka Land Co. Thomas P. Warlow, III Chairman, Georgetown Enterprises, Inc. President & Chairman, The Martin Andersen-Gracia Foundation, Inc. Laura M. Franklin Former (Retired) Exec. Vice Pres., Accounting and Administration & Corp. Secretary, Washington REIT Casey R. Wold Founder, Managing Partner and Chief Executive Officer of Vanderbilt Office Properties William L. Olivari Certified Public Accountant, Formerly Partner with Olivari & Associates PA Experienced  Independent  Nearly 1/3 Newly Appointed 40 Director Since 2008 Director Since 2017 Director Since 2016 Director Since 2010 Director Since 2012 Director Since 2011 Director Since 2009

Management Team

	Name / Title	Experience	Started with Company
	**John P. Albright** President & Chief Executive Officer	• Archon Capital, a Goldman Sachs Company • Morgan Stanley • Crescent Real Estate Equities	2011
	**Mark E. Patten** Senior Vice President & Chief Financial Officer	• Simply Self Storage • CNL Hotels & Resorts • Vistana Inc. • KPMG	2012
	**Daniel E. Smith** Senior Vice President, General Counsel & Corporate Secretary	• Goldman Sachs Realty Management • Crescent Real Estate Equities • Hughes & Luce LLP (now part of K&L Gates)	2014
	**Steven R. Greathouse** Senior Vice President - Investments	• N3 Real Estate • Morgan Stanley • Crescent Real Estate Equities	2012
	**Teresa Thornton-Hill** Vice President & Corporate Counsel	• ICI Homes • Cobb Cole • Rogers Towers, P.A.	2005
	**E. Scott Bullock** Vice President of Real Estate	• International Speedway Corporation • Crescent Resources (Duke Energy) • Pritzker Realty Group • Disney Development Company (Walt Disney Co.)	2015

14 Total Employees

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I 42 - CONSOLIDATED (IJI TOMOKA

PART APPEINDIX Additional Info & End Notes IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2017 annual meeting of shareholders to be held on April 26, 2017. On March 21, 2017, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the 2017 annual meeting. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.ctlc.com. End Notes references utilized in this presentation A. There can be no assurances regarding the value ultimately received for the Company’s assets, or in the case of the transactions under contract, the likelihood that such transactions shall be closed or the timing or final terms thereof. B. There can be no assurances regarding the likelihood or timing of executing the Company’s share repurchase program. C. Completion dates for construction are based on Company estimates or publicly available information. D. Net operating income (“NOI”), which is rental income less direct costs of revenues, is calculated based on our current portfolio as of April 25, 2017 reflecting: (i) expected estimated annualized rents and costs for 2017 plus (ii) billboard income. NOI does not include rents and costs for any income properties sold in 2016, and excludes non-cash items including impact of straight-line rent and amortization of lease intangibles. E. As of the date of this presentation the Company meets the required coverage ratio in the Credit Facility for repurchases of stock and anticipates, subject to customary restrictions on share repurchases, to be able to continue to make repurchases under the new $10 million program. F. There can be no assurances regarding the amount of our total investment or the timing of such investment. G. Debt amount includes the face value of the Convertible Notes as of March 31, 2017. H. There can be no assurance that the cap rate range is the proper range for the Company’s portfolio of income properties or that such cap rate range would equate to an appropriate valuation range that the Company might achieve should the income property portfolio be sold as a portfolio, individually, or as part of more than one smaller portfolios comprising the entirety of the Company’s portfolio. I. Investment grade tenants are defined as tenants with a credit rating of BBB-or higher from the S&P rating agency and is based on our annualized rental revenue that is generated from income properties leased to investment grade tenants, including properties leased to subsidiaries of investment grade companies. J. There can be no assurances regarding the ultimate growth in memberships, if any, or the likelihood that such growth will occur or the timing thereof. 43

We’re Picking Up Speed Contact Us Consolidated-Tomoka Land Co. 1530 Cornerstone Boulevard Daytona Beach, FL 32117 P: 386.274.2202 F: 386.274.1223 info@ctlc.com www.ctlc.com NYSE MKT: CTO For additional information, please see our most recent Annual Report on Form 10-K, copies of which may be obtained by writing the corporate secretary at the address above, or at www.ctlc.com. (NYSE MKT: CTO)